UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2018

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio (Address of principal executive offices)		44114 (Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On May 1, 2018, TransDigm Group Incorporated (“TransDigm Group”) issued a press release (the “Launch Press Release”) relating to the proposed offering of $500 million aggregate principal amount of senior subordinated notes due 2026 (the “Notes”) by TransDigm UK Holdings plc, its wholly-owned subsidiary (the “Company”), pursuant to a confidential offering memorandum (the “Offering Memorandum”) in a private placement under Rule 144A and Regulation S of the Securities Act of 1933 (the “Securities Act”). A copy of the Launch Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In the Offering Memorandum, the TransDigm Group discloses that it expects to (i) incur $700 million in additional tranche E term loans, (ii) reprice its existing tranche E term loans and tranche F term loans and (iii) extend its existing revolving credit facility to December 2022 (collectively, the “2018 Credit Facility Transactions”), in each case from existing and new lenders under the senior secured credit facilities. In connection with the 2018 Credit Facility Transactions, TransDigm Group may also make certain other modifications to the terms of the senior secured credit facilities.

In the Offering Memorandum, the TransDigm Group discloses pro forma net sales and pro forma EBITDA As Defined of $3,621.9 million and $1,767.0 million, respectively, for the twelve months ended December 30, 2017. These amounts reflect the TransDigm Group’s estimates that if certain transactions, including the Extant Acquisition (as defined below), had closed at the beginning of that period, the transactions would have contributed additional net sales and EBITDA As Defined of approximately $83.7 million and $36.1 million, respectively, for the twelve-month period ended December 30, 2017. Due to the unique nature of the TransDigm Group’s previously announced acquisition of the Kirkhill elastomer business (“Kirkhill”), which the TransDigm Group purchased as a distressed asset in March 2018, management is currently unable to estimate the impact Kirkhill would have had on the Company’s EBITDA As Defined for the last twelve months ended December 30, 2017. While management believes that Kirkhill’s EBITDA as a standalone business may have been negative for the last twelve months ended December 30, 2017, any such loss would have been immaterial to the Company on a consolidated basis. Once Kirkhill is fully integrated into the Company’s business model, management believes that it will be a positive contributor to the Company’s EDITDA As Defined. The reconciliation of net income to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In the Offering Memorandum, the Company discloses that the TransDigm Group and certain of its current or former officers and directors are defendants in a consolidated securities class action captioned In re TransDigm Group, Inc. Securities Litigation, Case No. 1:17-cv-01677-DCN (N.D. Ohio). The cases were originally filed on August 10, 2017 and September 18, 2017, and were consolidated on December 5, 2017. A consolidated amended complaint was filed on February 16, 2018. The plaintiffs allege that the defendants made false or misleading statements with respect to, or failed to disclose, the impact of certain alleged business practices in connection with sales to the U.S. government on the TransDigm Group’s growth and profitability. The plaintiffs assert claims under Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder and Section 20(a) of the Exchange Act, and seek unspecified monetary damages and other relief. In addition, the TransDigm Group, as nominal defendant, and certain of its current or former officers and directors are defendants in a shareholder derivative action captioned Sciabacucchi v. Howley et al., Civil Action No. 1:17-cv-1971 (N.D. Ohio). The case was filed on September 19, 2017. The plaintiffs allege breach of fiduciary duty and other claims arising out of substantially the same actions or inactions alleged in the securities class action described above. This action has been stayed pending the outcome of an anticipated motion to dismiss on the securities class action. Although the TransDigm Group is only a nominal defendant in the derivative action, it could have indemnification obligations and/or be required to advance the costs and expenses of the officer and director defendants in the action. The TransDigm Group intends to vigorously defend these matters and believes they are without merit. The TransDigm Group also believes it has sufficient insurance coverage available for these matters. Therefore, the TransDigm Group does not expect these matters to have a material adverse impact on its financial condition or results of operations. However, given the preliminary status of the litigation, it is difficult to predict the likelihood of an adverse outcome or estimate a range of any potential loss.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Neither the Launch Press Release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

TransDigm Group intends to use the net proceeds from the offering of the Notes and the 2018 Credit Facility Transactions to replenish the cash used to fund the purchase price for its acquisitions of the Kirkhill elastomers business and Extant Components Group Holding, Inc. This cash and the remainder of the net proceeds with be used for general corporate purposes, including potential future acquisitions, dividends or repurchases under its stock repurchase program.

The information in this Item 7.01 to Current Report on Form 8-K and in the Launch Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 8.01. Other Events.

On May 1, 2018, TransDigm Group issued a press release announcing its financial results for the three-month period ended March 31, 2018 (the “Earnings Press Release”). Certain financial information (collectively, the “Financial Information”), included as part of the Earnings Press Release, is filed as Exhibit 99.3 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished, or filed in the case of Exhibit 99.3, herewith:

Exhibit Number	Description

99.1	Launch Press Release

99.2	Reconciliation of Net Income to EBITDA, EBITDA As Defined and Pro Forma EBITDA As Defined.

99.3	Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ James Skulina
Name: James Skulina
Title: Executive Vice President and Interim Chief Financial Officer

Dated: May 1, 2018